Exhibit 99.1


FOR IMMEDIATE RELEASE                            CONTACT:  Leonard E. Moodispaw
                                                                CEO & President
                                                                   301.939.7000

                     ESSEX PRICES FOLLOW-ON PUBLIC OFFERING

COLUMBIA, MD - December 11, 2003 - Essex Corporation (AMEX: EYW), announced today that it has priced the follow-on public offering of its common stock at a price of $8.50 per share. The offering consists of 4 million shares offered by the Company. The Company has granted the underwriters the right to purchase up to 150,000 additional shares from the Company and up to 450,000 additional shares from certain selling shareholders to cover over-allotments, if any.

C.E. Unterberg, Towbin served as the sole bookrunner and lead manager for the offering, with A.G. Edwards & Sons, Inc. serving as co-managing underwriter.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the security laws of any such state or jurisdiction.

The shares of common stock may only be offered by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained from C.E. Unterberg, Towbin at the following address:

The Syndicate Department
C.E. Unterberg, Towbin
350 Madison Avenue
New York, NY 10017

ABOUT ESSEX: Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING EXPECTATIONS AS TO THE COMPLETION OF A FOLLOW-ON PUBLIC OFFERING. A NUMBER OF RISKS AND UNCERTAINTIES COULD CAUSE ACTUAL EVENTS TO DIFFER FROM THE COMPANY'S EXPECTATIONS INDICATED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS INCLUDE SUCCESSFUL CLOSING WITH THE UNDERWRITERS AND COMPLETION OF THE OFFERING, AS WELL AS OTHER RISKS ADDRESSED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-KSB AND ITS QUARTERLY REPORTS ON FORM 10-QSB.

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